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Exhibit 99.1

Key Energy Services, Inc.

News Release
For Immediate Release:	Contact: John Daniel
Tuesday, April 19, 2005	(432) 620-0300

KEY ENERGY PROVIDES MARCH RIG HOURS,
SELECT FINANCIAL DATA AND RESTATEMENT UPDATE

MIDLAND, TX, April 19, 2005—Key Energy Services, Inc. (Pink Sheets: KEGS) today announced rig hours for the month of March 2005. The Company also announced select financial data for the month ended February 28, 2005. The Company is providing this information to investors as part of the consent from the holders of the Company's 6 3/8% senior notes due 2013 and its 8 3/8% senior notes due 2008. The Company also provided an update on its restatement process.

ACTIVITY UPDATE

During the month of March, activity levels improved over all business lines, which management attributes to better weather conditions and increased daylight hours. The Company has recently authorized the purchase of an additional 3,000 hydraulic horsepower of pumping equipment and related support equipment to expand the cementing capabilities of the Company's pressure pumping division. This equipment, which costs approximately $6 million, is expected to be delivered this fall and is in addition to the Company's February 2005 order of 10,000 additional hydraulic horsepower of new pumping equipment. The Company anticipates it will begin demobilizing and relocating its Egyptian rigs and related equipment in the coming weeks. The Company anticipates that it will relocate these rigs to the United States. Under the terms of the contract, the customer is responsible for paying the demobilization costs.

ACTIVITY LEVELS

	Month Ending
	3/31/2005	2/28/2005	3/31/2004
Working Days	22	20	23
Rig Hours	221,864	194,193	212,917
Trucking Hours	232,676	194,910	259,354
The Company calculates working days as total weekdays for the month less any company holidays that fall in that month. For the month of April 2005, there are 21 working days.

RESTATEMENT UPDATE

The Company has made substantial progress with regard to the restatement process since March 31, 2005. The Company's independent accountants are auditing the Company's financial records for the period of the restatement. While the Company continues to diligently pursue the restatement work, it cannot predict when the process will be completed. The Company has contacted its bank group for its senior credit facility regarding a waiver to extend, should it be necessary, to May 31, 2005 the date by which the 2003 annual report on Form 10-K is due and to extend the financial reporting deadline for its quarterly and annual reports for 2004.

SELECT FINANCIAL DATA

Set forth below is certain financial information for the Company for the month ended February 28, 2005. The information provided has been prepared by management in accordance with generally accepted accounting principles but is unaudited and has not been reviewed by the Company's independent accountants. The table does not contain all the information or notes that would be included in the Company's financial statements.

Month Ended
2/28/05
(In thousands— Unaudited)
Select Operating Data (1):
Revenues
Well servicing	$81,838
Contract drilling	1,579
Other	(264)

Total revenues	$83,153

Costs and Expenses
Well servicing	$57,156
Contract drilling	1,067
General and administrative	10,292
Interest (2)	4,264
2/28/05
(In thousands— Unaudited)
Select Balance Sheet Data:
Current Assets
Cash and cash equivalents (3), (4)	$99,564
Accounts receivable, net of allowance for doubtful accounts	198,611
Inventories	18,337
Prepaid expenses and other current assets	23,939

Total current assets	$340,451

Current Liabilities
Accounts payable	61,405
Other accrued liabilities	75,106
Accrued interest	15,273
Current portion of long-term debt and capital lease obligations	3,988

Total current liabilities	$155,772

Long-term debt, less current portion (5)	$473,836
Capital lease obligations, less current portion	7,976
Deferred Revenue	536
Non-current accrued expenses	39,728

NOTES

(1)
The Company anticipates it will begin reporting financial results for its pressure pumping and fishing and rental services' divisions separately during 2005 and intends to provide this detail in its select financial data releases commencing next month. As a result of the sale of the majority of the Company's contract drilling assets in January 2005, the Company will begin reporting the financial results for its remaining contract drilling assets in the Well Servicing category beginning next month.

(2)
Interest expense includes amortization of deferred debt issue costs, discount and premium of approximately $165,000 for the month ended February 28, 2005

(3)
Cash at April 18, 2005 totaled approximately $103.8 million.

(4)
Capital expenditures were approximately $9.9 million for the month ended February 28, 2005.

(5)
Outstanding borrowings under the Company's revolving credit facility at April 18, 2005 totaled approximately $48,000,000.

The information herein represents the results for only one month; ordinarily the Company reports financial information on a quarterly basis, and the information herein is not necessarily indicative of the results that may be reported for the full quarter ended March 31, 2005, or the fiscal year ended December 31,2005. The information herein is selected financial data and does not represent a complete set of financial statements, which would include additional financial data and notes to financial statements. Until the restatement of the Company's prior year financial statements is completed, the unaudited information herein may differ from its restated financial statements. It is possible that the process of restating the prior year financial statements could require additional changes to the Company's financial statements for 2005 that individually or in the aggregate could be material to the Company's financial position, results of operations or liquidity.

Key Energy Services, Inc. is the world's largest rig-based well service company. The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services. The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Egypt.

Certain statements contained in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company's industry, management's beliefs and certain assumptions made by management. Whenever possible, the Company has identified these "forward-looking statements" by words such as "expects", "believes", "anticipates" and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company's current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company's prior year financial statements and the audit of the Company's 2003 and 2004 financial statements; risks that the Company will not be able to obtain necessary waivers from its bank group and other lenders; and risks affecting activity levels for rig hours. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.

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KEY ENERGY PROVIDES MARCH RIG HOURS, SELECT FINANCIAL DATA AND RESTATEMENT UPDATE
ACTIVITY UPDATE
ACTIVITY LEVELS
RESTATEMENT UPDATE
SELECT FINANCIAL DATA
NOTES